Exhibit 99.2

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE NORTHERN DISTRICT OF ILLINOIS
EASTERN DIVISION

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In re:

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Case No. 03-15299 (PSH)

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EAGLE FOOD CENTERS, INC.

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(Jointly Administered)

et al.,

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Chapter 11

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Debtors.

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Hon. Pamela S. Hollis

ORDER (I) SETTING THE DATE FOR A HEARING TO CONSIDER

APPROVAL OF THE DEBTORS’ DISCLOSURE STATEMENT

AND (II) APPROVING FORM AND MANNER OF NOTICE OF

DISCLOSURE STATEMENT HEARING

Upon the motion (the “Motion”)(1) of Eagle Food Centers, Inc. (“Eagle Foods”) and four of its subsidiaries and affiliates (the “Affiliate Debtors”), the debtors and debtors-in-possession in the above-captioned cases (collectively, the “Debtors”), for entry of an order (the “Order”), pursuant to Rules 2002 and 3017 of the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”), setting the date for Disclosure Statement Hearing and approving the form and mannner of notice of the Disclosure Statement Hearing; it appearing to the Court the (i) it has jurisdiction over the matters raised in the Motion pursuant to 28 U.S.C. §§ 157 and 1334; (ii) this is a core proceeding pursuant to 28 U.S.C. § 157(b)(2); (iii) the relief requested in the Motion

(1)     Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Motion hereto.

is in the best  interests of the Debtors, their estates and their creditors; and (iv) upon the record herein after due deliberation thereon good and sufficient cause exists for the granting of the relief as set forth herein,

IT IS THEREFORE ORDERED, ADJUDGED AND DECREED THAT;

1.             The Disclosure Statement Hearing will be held on January 29, 2004 at 11:00 a.m. (Prevailing Central Time).

2.             The Notice attached to this Order as Exhibit 1 is approved pursuant to Bankruptcy Rules 2002 and 3017.

3.             The Debtors shall mail the Notice in accordance with Bankruptcy Rule 3017 to all creditors as provided in Bankruptcy Rule 2002(b).

4.             The Debtors shall not be required to deliver any notice of the Disclo-sure Statement Hearing to equity security holders.

5.             The Debtors shall publish notice of the Disclosure Statement Hearing in the Quad City Times, The Chicago Tribune and The Wall Street Journal (National Edition).

6.             As soon as reasonably practicable after the filing of the Debtors’ Disclosure Statement, the Debtors shall furnish a copy of the Disclosure Statement in a form 8-K filing.

7.             The Notice shall set an objection deadline with respect to the Disclo-sure Statement Hearing not less than seven days prior to the Disclosure Statement Hearing.

8.             The Debtors shall serve the Disclosure Statement itself only on the Official Committee of Unsecured Creditors, the United States Trustee, the Securities and Exchange Commission and those parties included on the Debtors’ master service list as of the date hereof.

9.             Following the filing of the Disclosure Statement, the Debtors shall make copies of the Disclosure Statement available to any party in interest that requests such a copy in writing, provided that such request is served upon: Logan & Company, Inc., 546 Valley Road, Upper Montclair, New Jersey 07043, Attn: Eagle Food Centers, Inc., et al.  The Disclosure Statement shall also be publicly available on Logan & Company, Inc.’s website at: http://www.loganandco.com, and at the Bankruptcy Court’s general website at: http://www.ilnb.uscourts.gov.

10.           The Disclosure Statement Hearing may be continued from time to time without further notice other than the announcement of the adjourned date(s) at the Disclosure Statement Hearing or any continued hearing.

ENTERED

Dated: Chicago, Illinois

DEC 1 2 2003

December     , 2003

PAMELA S HOLLIS
BANKRUPTCY JUDGE

UNITED SATES BANKRUPTCY JUDGE